SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                               SEPTEMBER 29, 1998

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600





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                      INFORMATION TO BE INCLUDED IN REPORT

Item 2.  Acquisition or Disposition of Assets

         On September 29, 1998, Halliburton Company ("Halliburton") completed the acquisition of Dresser Industries, Inc. ("Dresser") pursuant to the Agreement and Plan of Merger dated as of February 25, 1998 by and among Halliburton, Halliburton N.C., Inc., a wholly owned direct subsidiary of Halliburton ("Merger Sub"), and Dresser (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub was merged (the "Merger") with and into Dresser, with Dresser surviving as a subsidiary of Halliburton. As a result of the merger, each outstanding share of Dresser common stock, par value $0.25 per share ("Dresser Common Stock"), has been converted into the right to receive 1.0 share of Halliburton common stock, par value $2.50 per share ("Halliburton Common Stock"). In the aggregate, Halliburton is issuing approximately 176 million shares of Halliburton Common Stock in exchange for the Dresser Common Stock. The exchange ratio of 1.0 was determined by negotiations among Halliburton and Dresser. In addition, as part of the Merger, Halliburton is reserving approximately 7.3 million shares of Halliburton Common Stock for issuance pursuant to Dresser's employee and director plans. There were no material relationships between Halliburton and Dresser prior to the consummation of the merger.

         Dresser, which was previously publicly traded, is a leading global supplier to the total hydrocarbon energy stream. Dresser's product and service offerings encompass sophisticated drilling and well construction systems as well as technologies, engineered equipment and project management for the transportation and conversion of oil and natural gas. Halliburton currently intends to continue Dresser's business activities.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (a)     Financial Statements of Business Acquired.

                The financial statements of Dresser Industries, Inc. required for this item will be filed by the Company by an amendment to this report as soon as practical, but not later than 60 days after this report must be filed.

         (b)     Pro Forma Financial Information.

                As of the date of this report, the Company has not finalized the pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the Dresser merger. Such pro forma financial information will be filed by the Company by an amendment to this report as soon as practical, but not later than 60 days after this report must be filed.

         (c)     Exhibits.

                2(a) Agreement and Plan of Merger, dated as of February 25, 1998, among Halliburton Company, Halliburton N.C., Inc. and Dresser Industries, Inc. (incorporated by reference to Exhibit C to Halliburton Company's Schedule 13D filed on March 9, 1998).

                2(b) Stock Option Agreement dated as of February 25, 1998, among Halliburton Company and Dresser Industries, Inc. (incorporated by reference to Exhibit B to Halliburton Company's Schedule 13D filed on March 9, 1998).




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HALLIBURTON COMPANY




Date:    October 13, 1998                By:  /s/ R. Charles Muchmore, Jr.
                                            --------------------------------
                                              R. Charles Muchmore, Jr.
                                              Vice President and Controller






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